PAGE 1

                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated January 20, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of T. Rowe Price International Bond Fund and T. Rowe Price Emerging Markets Bond Fund (two of the portfolios constituting T. Rowe Price International Funds, Inc.). We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          April 22, 1997






































          PAGE 2

                          CONSENT OF INDEPENDENT ACCOUNTANTS


               We consent to the incorporation by reference in Post-Effective Amendment No. 69 to the Registration Statement of T. Rowe Price International Funds, Inc. on Form N-1A (File Number 2-65539 of our report dated January 20, 1997, on our audit of the financial statements and financial highlights of T. Rowe Price Global Government Bond Fund (one of the portfolios comprising T. Rowe Price International Funds, Inc.), which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.


          /s/Coopers & Lybrand L.L.P.
          COOPERS & LYBRAND L.L.P.
          Baltimore, Maryland
          April 22, 1997